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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

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                                 FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     MORGAN STANLEY DEAN WITTER & CO.
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          (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)


If this Form relates to the registration     If this Form relates to the
of a class of securities pursuant to         registration of a class of
Section 12(b) of the Exchange Act and is     securities pursuant to
effective pursuant to General                Section 12(g) of the Exchange
Instruction A.(c), please check the          Act and is effective pursuant
following box. [X]                           to General Instruction A.(d),
                                             please check the following
                                             box. [ ]


Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered
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Medium-Term Notes, Series C                  THE NEW YORK STOCK EXCHANGE
(Senior Fixed Rate Notes)
Due December 22, 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of Class)

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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: Medium-Term Notes, Series C (Senior Fixed Rate Notes), Exchangeable Notes Due December 22, 2005 (the "Johnson & Johnson Exchangeable Notes"). A description of the Johnson & Johnson Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Johnson & Johnson Exchangeable Notes contained in the pricing supplement dated December 22, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Johnson & Johnson Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Johnson & Johnson Exchangeable Notes.



                                 SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MORGAN STANLEY DEAN WITTER & CO.
                                        (Registrant)


Date: December 22, 1998                 By:    /s/ Ronald T. Carman
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                                            Name:  Ronald T. Carman
                                            Title: Assistant Secretary


                             INDEX TO EXHIBITS


Exhibit No.                                                           Page No.

4.1 Proposed form of Global Note evidencing the Johnson & Johnson        A-1
Exchangeable Notes